EXHIBIT INDEX

Exhibit A: Attachment to item 77B:
           Accountants report on internal control

Exhibit B: Attachment to item 77O:
           Transactions effected pursuant to Rule 10f-3
-------------------------------------------------------

Exhibit A:
[THREE SEPARATE LETTERS]

The Board of Trustees and Shareholders,
The Bear Stearns Funds:

In planning and performing our audit of the financial statements of Income Portfolio, High Yield Total Return Portfolio and Emerging Markets Debt Portfolio (collectively, the "Portfolios") of the Bear Stearns Funds (the "Fund") for the year ended March 31, 2002 (on which we have issued our reports dated May 10, 2002), we considered the Fund's internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2002.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of The
Bear Stearns Funds, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
New York, New York
May 10, 2002


-- -- --


The Board of Trustees and Shareholders,
The Bear Stearns Funds:

In planning and performing our audit of the financial statements of S&P STARS Portfolio, S&P STARS Opportunities
Portfolio, The Insiders Select Fund, Large Cap Value
Portfolio, Small Cap Value Portfolio, Focus List Portfolio,
Balanced Portfolio and International Equity Portfolio
(collectively, the "Portfolios") of the Bear Stearns Funds
(the "Fund") for the year ended March 31, 2002 (on which we have issued our reports dated May 10, 2002), we considered the Fund's internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2002.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of The
Bear Stearns Funds, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
New York, New York
May 10, 2002


-- -- --


The Board of Trustees and Shareholders,
The Bear Stearns Funds:

In planning and performing our audit of the financial statements of the Prime Money Market Portfolio (the "Portfolio") of the Bear Stearns Funds (the "Fund") for the year ended March 31, 2002 (on which we have issued our report dated May 10, 2002), we considered the Fund's internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements due to error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2002.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of The
Bear Stearns Funds, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
New York, New York
May 10, 2002



Exhibit B:
The Bear Stearns Funds
10f-3 Transactions for the six months ended 3/31/2002

Fund: High Yield Total Return Portfolio
Issuer: Vail Resourts, Inc.
Selling Broker: Deutche Bank Alex Brown
Amount Purchased: 1,000,000
Purchase Price: 95.404

Fund: S&P STARS Portfolio
Issuer: Rainbow Media Group
Selling Broker: Merrill Lynch &Co.
Amount Purchased: 20,000
Purchase Price: 16.875